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                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE

                     Each Outstanding Share of Common Stock

                                       of

                                  LABTEC INC.

                                      for

                $11.00 NET IN CASH AND A FRACTION OF AN AMERICAN

           DEPOSITARY SHARE OF LOGITECH INTERNATIONAL S.A. PER SHARE

                                       by

                           THUNDER ACQUISITION CORP.
                          a wholly owned subsidiary of
                                 LOGITECH INC.
                          a wholly owned subsidiary of
                          LOGITECH INTERNATIONAL S.A.
                   (Not to be used for Signature Guarantees)

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                      12:00 MIDNIGHT, NEW YORK CITY TIME,
                ON MARCH 22, 2001, UNLESS THE OFFER IS EXTENDED.
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                                                               February 23, 2001

   To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

   We have been appointed by Thunder Acquisition Corp., a Massachusetts corporation ("Purchaser") and a wholly owned subsidiary of Logitech Inc., a California corporation ("Logitech Sub") and wholly owned subsidiary of Logitech International S.A., a Swiss corporation ("Parent"), to act as Information Agent in connection with Purchaser's offer to purchase each outstanding share of common stock, par value $0.01 per share ("Common Stock" or "Shares"), of Labtec Inc., a Massachusetts corporation (the "Company"), at $11.00 per Share, net to the seller in cash and a fraction of an American Depositary Share of Parent equal to the Stock Portion described in the Prospectus dated February 23, 2001 upon the terms and subject to the conditions set forth in the Prospectus, and in the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

  1. The Prospectus, dated February 23, 2001.

  2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

  3. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if the procedures for tendering Shares set forth in the Prospectus cannot be completed prior to the Expiration Date.

  4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

  5. A Solicitation/Recommendation Statement on Schedule 14D-9 dated February 23, 2001, which has been filed by the Company with the Securities and Exchange Commission.

  6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

  7. A return envelope addressed to the Exchange Agent.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2001 UNLESS THE OFFER IS EXTENDED.

   Please note the following:

  1. The tender price is $11.00 per Share, net to the seller in cash without interest, and a fraction of a share of an American Depositary Share of Parent equal to the Stock Portion described in the Prospectus.

  2. The Offer is being made for all outstanding Shares.

  3. The Board of Directors of the Company, by a unanimous vote of its Directors, determined that the terms of the Offer and the Merger

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     are fair to, and in the best interest of, the stockholders of the
     Company, approved the Merger and the other transactions contemplated by the Merger Agreement and approved the Merger Agreement. The Board of Directors of the Company recommends that the Company's Stockholders accept the Offer and tender their Shares in the Offer.

  4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on March 22, 2001, unless the Offer is extended.

  5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Prospectus) a number of the outstanding Shares representing, together with shares owned by Parent or Purchaser, at least 67% of Shares on a fully-diluted basis (including for purposes of such calculation all Shares issuable upon exercise, conversion or exchange of all securities of the Company that are exercisable for, convertible into or exchangeable for Shares). The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail.

  6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to The Bank of New York, as exchange agent (the "Exchange Agent"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

  7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Exchange Agent of (i) certificates evidencing such Shares (the "Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Exchange Agent, at The Depository Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Prospectus) in lieu of the Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Exchange Agent. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

   In order to take advantage of the Offer, Certificates, as well as a Letter of Transmittal (or copy thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message in lieu of the Letter of Transmittal), and all other documents required by the Letter of Transmittal must be received by the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

   Any Holder who desires to tender Shares and whose Certificate(s) evidencing such Shares are not immediately available, or who cannot comply with the procedures for Book-Entry Transfer described in the Prospectus on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in "Procedures for Tendering Shares" of the Prospectus.

   Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Exchange Agent and the Information Agent as described in the Prospectus). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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   Any inquiries you may have with respect to the Offer or requests for copies of the enclosed materials should be addressed to the Information Agent at its address and telephone numbers set forth on the back cover of the Prospectus.

                                          Very truly yours,

                                          Georgeson Shareholder Communications
                                           Inc.

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, LOGITECH SUB, PURCHASER, THE COMPANY, THE INFORMATION AGENT, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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